SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 20, 2011

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ  08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Please refer to the discussion under Item 3.02, the text of which is incorporated herein by reference.

Item 3.02  Unregistered Sale of Equity Securities

On June 20, 2011, Derma Sciences, Inc. (the “Registrant”) entered into securities purchase agreements with 18 institutional and individual investors whereby it agreed to sell an aggregate of 3,524,239 shares of the Registrant’s common stock (the “Common Stock”) at a price of $8.25 per share, together with five-year warrants to purchase 1,762,119 shares of Common Stock having an exercise price of $9.90 per share (the “Warrant(s)”).  The Common Stock and the Warrants were sold together as a unit, with each purchaser receiving a Warrant to purchase one-half of a share of Common Stock for every share of Common Stock purchased.  The Common Stock and the Warrants will be immediately separable and will be issued separately.  The closing of the sale of the securities is expected to occur on June 23, 2011 and raise gross proceeds of $29.1 million.

Neither the Common Stock nor the common stock issuable upon exercise of the Warrants (the “Underlying Common Stock”) have been registered under the Securities Act of 1933 (the “Act”) and were offered pursuant to the exemptions from registration set forth in section 4(2) of the Act.  None of the Common Stock, the Warrants or the Underlying Common Stock may be reoffered or resold absent either registration under the Act or the availability of an exemption from the registration requirements.

Oppenheimer & Co, Inc. and Canaccord Genuity Inc., registered broker dealers (collectively, the "Placement Agents"), acted as placement agents in connection with the sale.  The Registrant will pay the following total consideration to the Placement Agents in connection with the sale of the Common Stock and Warrants: (i) commissions in the amount of 6.5% of the gross proceeds of the offering or $1,889,875; (ii) reimbursed expenses in the amount of $90,000; and (iii) Five-year warrants to purchase 70,484 shares of Common Stock, having an exercise price of $9.90 per share, and other terms identical to those of the investors.

Gross proceeds from the offering will be $29.1 million, less commissions and other offering expenses of approximately $2.5 million, and will be used to advance the Registrant's pharmaceutical product DSC127 into Phase 3 trials for the treatment of diabetic foot ulcers, to hire additional salespeople for the Registrant’s advanced wound care products, to repay debt and for general corporate purposes.

Pursuant to a Registration Rights Agreement, to be entered into with the investors at the closing, the Registrant will agree to undertake to file a resale registration statement, on behalf of the selling stockholders to be identified therein, with respect to the resale of the Common Stock and Underlying Common Stock, not later than July 13, 2011 and to use its best effort to cause such resale registration statement to be declared effective by the Securities and Exchange Commission not later than September 21, 2011 (or October 21, 2011, if the Securities and Exchange Commission comments upon the Registration Statement).  If the Registrant is unable to timely satisfy such deadlines, it could incur penalties of up to 6% of the offering proceeds for such non-compliance.

The foregoing description is qualified in its entirety by the terms of the applicable securities purchase agreement, registration rights agreement and warrant to purchase common stock, the forms of which are incorporated herein by reference and attached hereto as Exhibits 10.01, 10.02 and 4.01, respectively.

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits:

4.01 – Form of Warrant to Purchase Common Stock
10.01 – Form of Securities Purchase Agreement
10.02 – Form of Registration Rights Agreement
99.01 – Press release dated June 20, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer
Date:  June 21, 2011
EXHIBIT INDEX

Exhibit
Number	Description

4.01	Form of Warrant to Purchase Common Stock
10.01	Form of Securities Purchase Agreement
10.02	Form of Registration Rights Agreement
99.01	Press release dated June 20, 2011